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                                                                     EXHIBIT 1.1

                                                               EXECUTION VERSION

                                U.S.$150 million

                           9.25% Senior Notes Due 2011

                               Purchase Agreement

                                                                January 16, 2004

Citigroup Global Markets Limited
As Representative of the Initial Purchasers
Citigroup Centre, Canada Square
Canary Wharf, London E14 E1B
United Kingdom

Ladies and Gentlemen:

          New ASAT (Finance) Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (the "Issuer") proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, U.S.$150 million principal amount of 9.25% Senior Notes Due 2011 (the "Offered Notes") of the Issuer, to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date, among the Issuer, ASAT Holdings Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands ("Holdings"), each of Holdings' current and future direct or indirect subsidiaries (subject to certain exceptions to be set forth in the Indenture) (Holdings and each such direct or indirect subsidiary issuing a guarantee, the "Guarantors," which as of the Closing Date shall be those entities set forth in Schedule II hereto) and The Bank of New York, as trustee (the "Trustee"). The Offered Notes will be guaranteed (collectively, the "Guarantees") by the Guarantors. The Offered Notes and the Guarantees are collectively referred to herein as the "Notes." The Issuer and the Guarantors are referred to herein collectively as the "Obligors" and the Notes and the Exchange Notes (as defined below) are referred to herein collectively as the "Securities." To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

          The sale of the Notes to the Initial Purchasers and the subsequent resale by the Initial Purchasers will be made without registration of the Notes under the Act in reliance upon exemptions from the registration requirements of the Act. The Notes will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, among the Obligors and the Initial Purchasers, in substantially the form of Exhibit

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A hereto. Pursuant to the Registration Rights Agreement and as more fully set forth therein, the Obligors will agree (A) to file with the Commission under the circumstances set forth therein (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to notes in a like aggregate principal amount as the Notes originally issued under the Indenture, identical in all material respects to the Notes (except that they will not contain terms with respect to transfer restrictions or the payment of Liquidated Damages), guaranteed by the Guarantors and registered under the Act (such notes, together with such guarantees, the "Exchange Notes"), to be offered in exchange for the Notes (such offer to exchange hereinafter referred to as the "Exchange Offer"), and (ii) if applicable, a shelf registration statement pursuant to Rule 415 under the Act (together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes and (B) to use their reasonable efforts to cause the applicable Registration Statement(s) to be declared and remain effective and usable upon the terms and for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

          This Agreement, the Indenture, the Securities and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents."

          In connection with the sale of the Notes, the Obligors have prepared a preliminary offering memorandum, dated January 7, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto, and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated January 16, 2004, 2004 (as amended or supplemented to the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Obligors and the Transaction Documents. Each of the Obligors hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

          1. Representations and Warranties. Each of the Obligors, jointly and severally, represents and warrants to each Initial Purchaser as set forth below in this Section 1 as of the date of this Agreement (or, if made as of a specified date, as of such date):

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date the Final Memorandum did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Obligor makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to any Obligor by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein; provided further that pricing information omitted from the Preliminary Memorandum shall not be and shall not be deemed a breach of this Section 1(a).

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          (b)   None of the Obligors, their respective Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Notes under the Act, it being understood that the Obligors make no representations or warranties regarding any activities by the Initial Purchasers.

          (c) None of the Obligors, their respective Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes; and each of the Obligors, their respective Affiliates and each person acting on their behalf has complied with the offering restrictions requirement of Regulation S; No securities of the same class as any of the Notes have been issued and sold by any of the Obligors within the six-month period immediately prior to the date hereof, it being understood that the Obligors make no representations or warranties regarding any activities by the Initial Purchasers.

          (d)   The Notes satisfy the eligibility requirements of Rule 144A(d)
(3) under the Act; no securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (e)   Each of the Obligors (except for ASAT Inc. and ASAT (Finance)
LLC) is a "foreign issuer" (as defined in Regulation S) and each Obligor reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in its debt securities.

          (f) The Issuer has been advised by the NASD's PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (g) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 4(b) and that the Initial Purchasers have not breached the covenants set forth in Section 4(a) of this Agreement, no registration under the Act of the Notes is required for the offer and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers, in each case, in the manner contemplated herein and in the Final Memorandum.

          (h) None of the Obligors is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company" as defined in the Investment Company Act, or excluded from the definition as an "investment company" solely by reason of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

          (i) Holdings is subject to and in full compliance with the applicable reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

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          (j)   None of the Obligors has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities of any Obligor (except as contemplated in this Agreement).

          (k) No Obligor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Obligor to facilitate the sale or resale of the Securities.

          (l) Each of the Obligors has been duly incorporated or organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign organization and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

          (m) All the outstanding shares of capital stock or other equity interests, as applicable, of each Obligor have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum and except for directors' qualifying shares and other similar shares, all outstanding shares of capital stock or other equity interests, as applicable, of each Obligor (other than Holdings) are owned by Holdings either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

          (n) The statements set forth in the Final Memorandum under the heading "Description of Notes" are accurate and fair in all material respects insofar as they purport to constitute a summary of the terms of the Notes.

          (o) The statements set forth in the Final Memorandum under the heading "Certain Tax Considerations" constitutes, in all material respects, a fair and accurate summary of Hong Kong, Cayman Islands and the United States federal income tax consequences of the purchase, ownership and disposition of the Notes, based upon current Hong Kong, Cayman Islands and United States federal income tax law, subject to the limitations set forth therein.

          (p) This Agreement has been duly authorized, executed and delivered by each Obligor.

          (q) The Indenture has been duly authorized by each of the Obligors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Obligors, will constitute a valid and binding instrument enforceable against each of the Obligors in accordance with its terms (except that the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

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          (r)   The Notes have been duly authorized by each of the Obligors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers as provided herein, will have been duly executed and delivered by the Obligors and will constitute the valid and binding obligation of each of the Obligors entitled to the benefits of the Indenture (except that the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (s) The Registration Rights Agreement has been duly authorized by each of the Obligors and, when executed and delivered by each of the Obligors and the Initial Purchasers, will constitute a valid and binding instrument enforceable against each of the Obligors in accordance with its terms (except that the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 6 thereof.

          (t) On the Closing Date, the Exchange Notes will have been duly authorized by each of the Obligors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the provisions of the Exchange Offer, will constitute the valid and binding obligations of each of the Obligors entitled to the benefits of the Indenture (except that the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (u) On the Closing Date, the Transaction Documents will conform in all material respects to the description thereof in the Final Memorandum.

          (v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, or the other Transaction Documents except (i) such as may be required under the blue sky or similar laws of any jurisdiction in which the Securities are offered and sold and, (ii) as otherwise set forth or contemplated in the Transaction Documents.

          (w) None of the execution and delivery of any of the Transaction Documents, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Obligors or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of such Obligor or any of its subsidiaries; (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Obligor or its subsidiaries is a party or bound or to which its property is subject; or (iii) any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having

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jurisdiction over such Obligor or any of its properties except in the case of
(ii) for such conflicts, breaches, violations or impositions that, individually or in the aggregate, would not result in any Material Adverse Effect.

          (x) The consolidated historical financial statements, notes and schedules included or incorporated by reference in the Final Memorandum present fairly the financial condition, results of operations and cash flows of Holdings and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Financial Information" and "Quarterly Summary Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

          (y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which Holdings or any of its subsidiaries is a party or their property is subject, is pending or, to the best knowledge of any of Holdings or any of its subsidiaries, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Holdings and any of its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

          (z) Holdings and each of its subsidiaries owns, leases or licenses all such properties as are necessary to the conduct of its operations as presently conducted except as otherwise would not have a Material Adverse Effect; any real property and buildings held under lease by Holdings and each of its subsidiaries (including but not limited to (i) each lease agreement relating to property in the Zhenan Technology and Industry Park, Changan County, Dongguan City, China (the "China Lease") and (ii) each lease agreement relating to the office and assembly space in the QPL Building, Tsuen Wan, New Territories, Hong
Kong) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by Holdings and its subsidiaries.

          (aa) None of Holdings or any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any applicable statute, law, rule, regulation, judgment, order or decree applicable to Holdings or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Holdings or any of its subsidiaries or any of their properties, as applicable except in the case of (ii) or (iii) for such violations that, individually or in the aggregate, would not result in any Material Adverse Effect.

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          (bb)  PricewaterhouseCoopers, who have audited certain financial statements of Holdings and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules as of April 30, 2003 and for the year ended April 30, 2003 included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to Holdings within the meaning of the Act.

          (cc) Arthur Andersen & Co, who have certified certain financial statements of Holdings and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules as of April 30, 2001 and 2002 and for the years ended April 30, 2001 and 2002 included in the Final Memorandum, were independent public accountants with respect to Holdings within the meaning of the Act during the time of their audit.

          (dd) Assuming the execution of the Transaction Documents and the delivery of the Notes occurs outside of the Cayman Islands, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Obligors of the Notes, under the laws of Hong Kong, Cayman Islands or the United States.

          (ee) Holdings and each of its subsidiaries has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

          (ff) No labor problem or dispute with the employees of Holdings or its subsidiaries exists or is threatened or imminent, and none of Holdings or its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

          (gg) Holdings and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring Holdings or any of its subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect; Holdings and each of its subsidiaries are in compliance with the terms of such policies and instruments except as would not have a Material Adverse Effect; there are no claims by any of Holdings or its subsidiaries

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under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of Holdings or any of its subsidiaries has been refused any insurance coverage sought or applied for; and none of Holdings or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (hh) No subsidiary of Holdings is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution on such subsidiary's capital stock, from repaying to any of Holdings or any of its subsidiaries any loans or advances or from transferring any of property or assets to any of Holdings or any of its subsidiaries, except
(i) as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time), (ii) as set forth in the Old Notes Indenture, (iii) the Indenture or (iv) as prohibited by applicable law.

          (ii) Holdings and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses except where the failure to possess such licenses, certificates, permits and other authorizations would not have Material Adverse Effect, and neither Holdings nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

          (jj) Holdings and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (kk) Holdings and each of its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in each case, (A) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and (B) as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time). Except as set forth in the Final Memorandum, Holdings and each of its subsidiaries has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

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          (ll)  In the ordinary course of its business, each of Holdings and its subsidiaries periodically reviews the effect of Environmental Laws on its respective businesses, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, Holdings and each of its subsidiaries has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum
(exclusive of any amendment or supplement thereto after the Execution Time).

          (mm) There are no subsidiaries of Holdings other than those listed on Annex A. No Obligor (except for Holdings and ASAT Limited) has any subsidiary except that Newhaven Holdings Limited is a wholly-owned subsidiary of ASAT Holdings, RBR Trading Holding (Curacao) N.V. is a wholly-owned subsidiary of Newhaven Holdings Limited, RBR Trading Holding B.V. is a wholly-owned subsidiary of RBR Trading Holding (Curacao) N.V. and ASAT S.A. is a wholly-owned subsidiary (other than directors' qualifying and similar shares required by law to be held by third parties) of RBR Trading Holding B.V.

          (nn) None of Holdings and its subsidiaries or, to the knowledge of any of Holdings or its subsidiaries, any director, officer, agent, employee or Affiliate of any of Holdings or its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; Holdings and each of its subsidiaries and, to the knowledge of Holdings and each of its subsidiaries, each of their respective Affiliates has conducted its businesses in compliance with the FCPA and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (oo) The operations of Holdings and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of such entity, threatened.

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          (pp)  There is and has been no failure on the part of any of Holdings or its subsidiaries and any of their respective directors or officers, in their capacities as such, to comply with any applicable requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (qq) None of Holdings or its subsidiaries or, to their knowledge, any director, officer, agent, employee or Affiliate of any of Holdings or its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and neither Holdings nor any of its subsidiaries will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known to such parties to be currently subject to any U.S. sanctions administered by OFAC.

          (rr) Except as disclosed in the Final Memorandum, no relationship, direct or indirect, exists between or among any of the Obligors on the one hand and the directors, officers, stockholders, customers or suppliers of any of the Obligors, on the other hand, that would be required by the Act to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form F-1 filed with the Commission.

          (ss) The industry, statistical and market-related data to be included in the Final Memorandum, as of its date, will be true and accurate in all material respects and will be based on or derived from sources that the Obligors reasonably believe to be reliable and accurate.

          (tt) The choice of law provisions set forth in Section 15 hereof and the other Transaction Documents, are legal, valid and binding under the laws of Hong Kong and the Cayman Islands and the Obligors know of no reason why the courts of Hong Kong or the Cayman Islands will not give effect to the choice of New York law as the proper law of the Transaction Documents; the Obligors have the legal capacity to sue and be sued in their own name under the laws of Hong Kong and the Cayman Islands; the Obligors have the power to submit, and each has irrevocably submitted, to the non-exclusive jurisdiction of the New York courts and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 14 hereof and in the other Transaction Documents; the irrevocable submission of the Obligors to the non-exclusive jurisdiction of the New York courts and the waivers by the Obligors of any immunity and any objection to the venue of the proceeding in a New York court herein and in the Transaction Documents are legal, valid and binding obligations of the Obligors and the Obligors no of know reason why the courts of Hong Kong or the Cayman Islands would not give effect to such submission and waivers; service of process in the manner set forth in Section 14 hereof and in the other Transaction Documents will be effective to confer valid personal jurisdiction over the Obligors; and the courts in Hong Kong and the Cayman Islands will recognize as valid and final, and will enforce, any final and conclusive judgment against the Obligors obtained in a New York court arising out of or in relation to the obligations of the Obligors under the Transaction Documents.

          (uu) Other than as described in the Final Memorandum, under the existing laws and regulations of Hong Kong and the Cayman Islands, all payments of principal, premium (if any) and interest on the Securities may be paid by the Obligors to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Hong Kong Dollars or Cayman Islands Dollars), may be freely transferred out of Hong Kong and the Cayman Islands, and all such payments made to holders of the Securities who are non-residents of Hong Kong or the Cayman Islands will not be subject to Hong Kong or Cayman Island income, withholding or other taxes under the laws and regulations of Hong Kong and the Cayman Islands and are otherwise free and clear of any other tax, duty withholding or deduction in Hong Kong and the Cayman Islands and without the necessity of obtaining any governmental authorization in Hong Kong or the Cayman Islands.

          (vv) Holdings and each of its subsidiaries own, possess, license or have or could obtain without undue effort other rights to use on not unduly burdensome terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the "Intellectual Property") necessary for the conduct of the their businesses as now conducted or as proposed in the Final Memorandum to be conducted except as would not have a Material Adverse Effect. Except as set forth in the Final Memorandum, (i) Holdings and each of its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Holdings and its subsidiaries, there is no material infringement by third parties of any such Intellectual Property;
(iii) there is no pending or, to the knowledge of Holdings and its subsidiaries, threatened action, suit, proceeding or claim by any third party challenging any rights in or to any such Intellectual Property, and Holdings and each of its subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of Holdings and its subsidiaries, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and Holdings and each of its subsidiaries are unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of Holdings and its subsidiaries, threatened action, suit, proceeding or claim by any third party that any of Holdings or its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and each of Holding and its subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the knowledge of Holdings and its subsidiaries, there is no valid and subsisting patent or published patent application that would preclude such entities, from practicing any such Intellectual Property, in each case other than would not reasonably be expected to have a Material Adverse Effect.

          (ww) An election has been filed by or on behalf of Issuer with the U.S. Internal Revenue Service for the Issuer to be classified as a "disregarded entity" for U.S. federal income tax purposes.

          (xx) None of the Obligors, other than ASAT, Inc. and ASAT (Finance) LLC, (i) has, at any time, had any office or place of business, or conducted any material business, in the United States either directly or through an agent and
(ii) presently has any office or place of business, or conducts any material business, in the United States either directly or through an agent.

          (yy) No subsequent or other events have occurred since the date of the audit reports on the consolidated historical financial statements and schedules included in the Preliminary Memorandum and Final Memorandum for the years ended April 30, 2001 and 2002 that would affect the contents or presentation of such financial statements and schedules or would have given rise to a qualification or non-issuance of such audit report.

          (zz) The financial data for the quarters ended April 30, 2002 and April 30, 2003 included in the Preliminary Memorandum and Final Memorandum fairly present, on the basis stated therein, the information included therein.

          (aaa) Each Obligor has not and undertakes that it will not, and each of its subsidiaries has not and will not, directly or indirectly (excluding any actions taken by the Initial Purchasers), offer or sell any Notes or distribute or publish any offering memorandum, advertisement or other document in any jurisdiction that would, to the best of its knowledge and belief, result in the failure to comply with any material laws and regulations.

Any certificate signed by any officer of Holdings and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Obligors, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Obligors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Obligors, at a purchase price of 97.50% of the principal amount thereof, plus accrued interest, if any, from January 26, 2004 to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

          3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on January 26, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and Holdings or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Notes shall be made through the facilities of The Depository Trust Company ("DTC") or its designated custodian, for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, societe anonyme unless the Representatives shall otherwise instruct. The Notes to be purchased by each Initial Purchaser hereunder and sold to Qualified Institutional Buyers (as defined below) shall be represented by one or more global notes (the "144A Global Notes") in book-entry form. The Notes to be purchased by each Initial Purchaser hereunder and sold by the Initial Purchasers in reliance on Regulation S of the Act shall be represented by one of more global notes in book-entry form.

          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges and has advised the Obligors that the Notes have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Obligors that:

                (i) it has not solicited, offered or sold, and will not solicit, offer or sell, any Notes as part of their distribution at any time or otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

                       (A) within the United States, to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) or

                       (B) outside the United States, in accordance with Rule 903 of Regulation S;

                (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

                (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;

                (iv) At or prior to the confirmation of sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in either case in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                (v) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes;

                (vi) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of Holdings;

                (vii) it has not offered or sold and, prior to the date six months after the date of issuance of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                (viii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

                (ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

                (x) no action has been taken or will be taken to obtain an authorisation from CONSOB for the public offering of the Notes in the Republic of Italy; it has not offered sold or delivered and will not offer, sell or deliver and has not distributed and will not distribute and has not made and will not, directly or indirectly, make available in the Republic of Italy any Notes, the Final Memorandum nor any other offering material relating to the Notes except to "qualified investors" (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1998 as amended ("Regulation No. 11522"), pursuant to Article 30.2 and 100.1, lett. a) of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), or in any other circumstance where an express exemption from compliance with the solicitation restrictions provided by Decree No. 58 or CONSOB Regulation No. 11971 of 14 May 1999 as amended applies, provided however, that any such offer, sale or delivery of the Notes or distribution of copies of the Final Memorandum or any other offering material relating to the Notes in the Republic of Italy must be:

                       (A) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with legislative Decree No. 385 of 1 September 1993 as amended ("Decree No. 385"), Decree No. 58, Regulation No. 11522 and any other applicable laws and regulations;

                       (B) in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption, depending, inter alia, on the amount of the issue and the characteristics of the securities, applies; and

                       (C) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

                (xi) the Notes have not been offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly other than to individuals or legal entities, who or which trade or invest in securities in the conduct of a business or a profession, which includes, but is not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department;

                (xii) the issuance or sale of the Notes is not subject to the filing or registration of a prospectus with or by the French Commission des operations de bourse; the Notes are not being and may not be offered, issued or sold in France and the Final Memorandum or any offering material relating to the Notes are not being and may not be distributed or caused to be distributed in France to any person except to (i) qualified investors (investisseurs qualifies) acting for their own account or (ii) a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, all as defined in article L 411-2 of the French Monetary and Financial Code, and Decree No. 98-880 of October 1, 1998;

                (xiii) (1) it has not offered or sold and will not offer or sell the Notes in the Hong Kong SAR by means of the Final Memorandum or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) it has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder;

                (xiv) the Final Memorandum has not been registered as a prospectus with the Monetary Authority of Singapore; and it has not circulated or distributed the Final Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, nor has it offered or sold the Notes or made the Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA; and

                (xv) Each Initial Purchaser has not and undertakes that it will not, directly or indirectly (excluding any actions taken by Holdings and its subsidiaries), offer or sell any Notes or distribute or publish any offering memorandum advertisement or other documentation in any jurisdiction that would, to the best of its knowledge and belief, result in the failure to comply with any material laws and regulations.

          (c) The Initial Purchasers agree that the sale and purchase of the Notes shall be effected in a manner that will not violate the terms of the Old Notes Indenture.

          (d) The Initial Purchasers agree that they will not sell 20% or more of the aggregate principal amount of the Notes to investors who are not sophisticated investors or institutional investors, as both of these terms are defined in the SFA.

          5. Agreements. Each of the Obligors agrees, jointly and severally, with each Initial Purchaser that:

          (a) The Obligors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) The Obligors will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the earlier of (i) the completion of the distribution of the Notes by the Initial Purchasers (as reasonably determined by the Initial Purchasers) and (ii) nine months from the Closing Date: (A) the Obligors will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Obligors have furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document and (B) the Obligors will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the earlier of (i) the completion of the sale of the Notes by the Initial Purchasers (as reasonably determined by the Representatives) and (ii) nine months from the Closing Date, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstancesunder which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Obligors will promptly (A) notify the Representatives of any such event; (B) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

          (d) The Obligors will use reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Hong Kong, Singapore, Italy, France, the Netherlands, certain provinces of Canada and such other jurisdictions as agreed to by Holdings) and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided that in no event shall the Obligors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Obligors will promptly advise the Representatives of the receipt by any Obligor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e)   Until the second anniversary of the Closing Date, the Obligors
(i) will not permit any of their affiliates (as defined in Rule 144 of the Act) that are directly or indirectly controlled by Holdings to and (ii) use their respective reasonable efforts to not permit any other affiliate (as defined in Rule 144 of the Act) to, resell any Notes that constitute "restricted securities" under Rule 144 of the Act that have been acquired by any of them.

          (f) None of the Obligors nor any Affiliates of any Obligor nor any person acting on any of their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Act (other than such registration as required by Registration Rights Agreement).

          (g) None of the Obligors nor any Affiliates of any Obligor nor any person acting on any of their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (h) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Obligors will, during any period in which Holdings is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Obligors nor any Affiliates of any Obligor nor any person acting on any of their behalf will engage in any directed selling efforts with respect to the Notes; and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) Each of the Obligors will cooperate with the Representatives and use their respective reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) Each Obligor will use their respective reasonable efforts to effect the inclusion of the Notes in PORTAL and the listing of the Securities on the Singapore Exchange Securities Trading Limited ("SGX-ST") and to maintain the listing of the Notes on PORTAL and the Securities on the SGX-ST so long as the Notes and Securities, as the case may be, are outstanding.

          (l) The Obligors will not for a period of 30 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Obligor or any Affiliate of an Obligor or any person in privity with an Obligor or any Affiliate of an Obligor, directly or indirectly, or announce the offering of, (i) any debt securities issued or guaranteed by an Obligor (other than the Securities) or (ii) any debt or commercial paper facilities with banks or other institutional lenders in favor of or guaranteed by an Obligor.

          (m) The Obligors will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of an Obligor to facilitate the sale or resale of the Securities.

          (n) The Obligors agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities;
(vi) the Trustee and the Trustee's counsel in connection with the Indenture and the Securities; (vii) any paying agent, transfer agent, registrar, depositary and/or any other agents required by the Transaction Documents; (viii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the Netherlands, the provinces of Canada, Italy, France, Hong Kong, Singapore and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (ix) admitting the Notes for trading in the PORTAL Market; (x) applying for and/or listing the Notes on the Luxembourg Stock Exchange and the SGX-ST; (xi) the transportation, accommodation and other expenses incurred by or on behalf of Obligors' representatives in connection with presentations to prospective purchasers of the Notes; (xii) the fees and expenses of the Obligors' accountants and the fees and expenses of counsel (including local and special counsel) for the Obligors and the Initial Purchasers; (xiii) the Exchange Offer and any Registration Statement as set forth in the Registration Rights Agreement; (xiv) obtaining a rating of the Notes or the Exchange Notes by investment rating agencies, if applicable; and
(xv) all other costs and expenses incident to the performance by the Obligors of their obligations hereunder. The Initial Purchasers shall pay US$375,000 to the Obligors as reimbursement for certain of the above expenses.

          (o) Holdings will, for a period of nine months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of Holdings is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Obligors as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of Holdings and its subsidiaries are consolidated in reports furnished to stockholders); provided, that Holdings shall not be required to furnish the Representatives such information set forth above if in the reasonable opinion of legal counsel to Holdings the delivery of such information would violate Regulation FD under the Act.

          (p) The Obligors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley, and use their respective best efforts to cause the directors and officers of the Obligors, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (q) On the Closing Date, the Obligors shall effect a Covenant Defeasance (as defined in the Old Notes Indenture) of the Old Notes in accordance with the terms of the Old Notes Indenture.

          (r) On the Closing Date, the Obligors shall issue or cause to be issued a notice of redemption pursuant to Section 3.4 of the Old Notes Indenture to redeem all of the Old Notes then outstanding on the date no later than 30 days following the Closing Date (the "Redemption Date") and on the Redemption Date, which shall not be more than 45 days following the Closing Date, the Obligors shall cause ASAT Finance LLC to redeem the Old Notes in full, all in accordance with the Old Notes Indenture.

          (s) The Obligors agree that the sale and purchase of the Notes shall be effected in a manner that will not violate the terms of the Old Notes Indenture.

          (t) Unless otherwise required by applicable law, all payments required to be paid by the Obligors to the Initial Purchasers and the Representatives (other than as a holder of the Notes) hereunder shall be made without withholding or deduction of any tax, assessment, or other governmental charges whatsoever (collectively, "Governmental Taxes"). If (i) the Obligors are required to deduct or withhold any Governmental Taxes, or (ii) if any Governmental Taxes are required to be paid by the Representatives or the Initial Purchasers in connection with the sale of the Notes to or by the Representatives or the Initial Purchasers (other than, in the case of any particular Representative or Initial Purchaser, any tax (whether described in clause (i) or (ii)) imposed (A) on a net income basis by a jurisdiction within which such Representative or Initial Purchaser is organized or in which it conducts business or (B) on a gross income basis by a jurisdiction solely as a result of the Representative or Initial Purchaser being organized in or conducting business in such jurisdiction) (such taxes referred to in the immediately preceding clause (i) and (ii) are hereinafter referred to as "Covered Governmental Taxes"), then the Obligors shall pay to the Representatives and the Initial Purchasers such additional amounts as are necessary so that the net amount received by the Representatives and the Initial Purchasers after such deduction, withholding, or payment (taking into account any deductions, withholdings, or payments of Covered Governmental Taxes that may be applicable to such additional amounts) will equal the amount otherwise to be received by the Representatives and the Initial Purchasers had no such Covered Governmental Taxes been imposed. The Obligors shall pay promptly the full amount of Covered Governmental Taxes withheld or deducted to the relevant tax authority in accordance with applicable law. The Obligors shall be liable for, and shall indemnify, defend, and hold harmless the Representatives and the Initial Purchasers from and against any and all Covered Governmental Taxes imposed on, incurred by, asserted against, or collected from the Representatives or the Initial Purchasers. Amounts payable by the Obligors pursuant to this paragraph shall be made within 5 days from the date the Representatives or the Initial Purchasers make a written demand therefor.

          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties of the Obligors contained herein at the Execution Time and on the Closing Date, to the accuracy of the statements of the Obligors made in any certificates pursuant to the provisions hereof, to the performance by the Obligors of their obligations hereunder and to the following additional conditions; provided, however, that the parties hereto agree that the events set forth in Section 6(p) shall occur and shall be deemed to occur contemporaneously with the delivery of and payment for the Notes:

          (a) The Obligors shall have requested and caused Wilson Sonsini Goodrich & Rosati, Professional Corporation, United States, New York and California special counsel for the Obligors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect that:

                (i) ASAT, Inc. is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum and to execute and deliver the Transaction Documents and issue the Exchange Notes as contemplated thereby and to perform its other obligations thereunder, all as subject to the terms and conditions expressed therein. ASAT, Inc. is in good standing as a foreign corporation in Texas.

                (ii) ASAT (Finance) LLC is a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and conduct its business as described in the Final Memorandum.

                (iii) All of the issued and outstanding shares of capital stock or other ownership interests of each of ASAT, Inc. and ASAT (Finance) LLC (collectively, the "US Subsidiaries") have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned as of record directly by ASAT Limited, a company organized under the laws of Hong Kong.

                (iv) This Agreement has been duly authorized, executed and delivered by ASAT, Inc. and duly executed and delivered by the Obligors.

                (v) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by ASAT, Inc., duly executed and delivered by the Obligors and constitutes a valid and binding agreement, enforceable against each of the Obligors in accordance with its terms.

                (vi) The Notes have been duly authorized and executed by ASAT, Inc. and duly executed by the other Obligors and, assuming that the Notes have been duly authenticated by the Trustee, have been duly issued and delivered by the Obligors. Assuming due payment by the Initial Purchasers in accordance with the terms of this Agreement, the Notes constitute valid and binding obligations of each of the Obligors enforceable against each of the Obligors in accordance with their terms and will be entitled to the benefits provided by the Indenture.

                (vii) The Exchange Notes have been duly authorized by ASAT, Inc.

                (viii) The statements set forth in the Final Memorandum under the caption, "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes and the Exchange Notes, fairly summarize in all material respects the matters referred to therein.

                (ix) Although the discussion set forth in the Final Memorandum under the heading "Certain Tax Considerations--United States" with respect to the issuance of the Notes pursuant to this Agreement does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Notes, such discussion, subject to the qualifications and limitations stated therein, constitutes, in all material respects, a fair summary of the United States Federal income tax consequences to United States holders of the purchase, ownership and disposition of the Notes, based upon United Stated Federal income tax laws in existence on the date of the Final Memorandum.

                (x) To their knowledge and other than as set forth in the Final Memorandum, there are no legal or governmental proceedings pending or threatened to which the Obligors are a party or to which any property of the Obligors is subject that would be reasonably expected to have a material adverse effect.

                (xi) No consent, approval, authorization, filing with or order of any United States Federal or California court or governmental agency or body or with the State of Delaware under the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the issue and sale of the Notes or the Exchange Notes, or the consummation by the Obligors of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Notes or the Exchange Notes except (i) such as may be required under the Blue Sky or securities laws of any jurisdiction in which the Notes or the Exchange Notes, respectively, are offered or sold (as to which we express no opinion), and (ii) as otherwise set forth or contemplated in the Final Memorandum, this Agreement, the Indenture, the Registration Rights Agreement and the Notes.

                (xii) Neither the execution and delivery by the Obligors of the Indenture, this Agreement, the Registration Rights Agreement, the issuance and sale of the Notes or the Exchange Notes by the Obligors, nor the consummation of any other of the transactions therein contemplated by the Obligors (i) will violate the charter or by-laws of ASAT, Inc.; (ii) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Reviewed Document (as defined in the opinion); or
          (iii) will violate any Applicable Law (as defined in the opinion) or to their knowledge, any order, in any such case of any United States Federal or California court or governmental agency or body having jurisdiction over an Obligor or any of its properties, except for violations in (ii) and (iii) that would not reasonably be expected to have a material adverse effect.

                (xiii) No registration of the Notes under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939, as amended, with respect thereto, are required for the sale and delivery of the Notes by the Obligors to the Initial Purchaser or the initial resale by the Initial Purchaser of the Notes in the manner contemplated in this Agreement and in the Final Memorandum (it being understood that no opinion is expressed as to any subsequent resale of any of the Notes).

                (xiv) None of the Obligors is required, and upon application of the proceeds as discussed under the caption "Use of Proceeds" in the Final Memorandum will not be required, to register as an "investment company" as such term is defined in the Investment Company Act of 1940.

          In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than New York and California, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; (B) as to matters of fact, to the extent they deem proper, rely on certificates of responsible officers of the Obligors and public officials and (C) make such assumptions, qualifications and reservations as are customary for New York and California legal opinions rendered in connection with transactions similar to that contemplated herein.

          References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

          (b) The Obligors shall have requested and caused Heller Ehrman White & McAuliffe, Hong Kong counsel for the Obligors to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect that:

                (i) each of the Obligors incorporated or organized under the laws of Hong Kong as applicable (the "HK Obligors") has been duly incorporated and is validly existing under the laws of Hong Kong, as applicable, with the necessary corporate power and authority under Hong Kong law and its memorandum and articles of association to enter and perform its obligations under the Transaction Documents, to own or lease its real property and to conduct business as a provider of semiconductor assembly and testing services;

                (ii) all the outstanding shares in the capital stock of ASAT Limited and Timerson Limited have been duly authorized and validly issued and, based also on the Annual Returns filed by ASAT Limited and Timerson Limited with the Registrar of Companies in Hong Kong on March 25, 2003 and June 29, 2003, respectively, are fully paid and, except for one share in each of the issued share capital of ASAT Limited and Timerson Limited, are owned as of record by Holdings and ASAT Limited, respectively, in each case, to such law firm's knowledge, based solely on inquiries made of officers of Holdings and certain searches, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance. For the avoidance of doubt, "knowledge" in the previous sentence refers to the actual contemporaneous knowledge of the attorneys at such law firm who are currently involved in the legal representation of the HK Obligors in connection with the offer and sale of the Offered Notes;

                (iii) each of this Agreement, the Indenture, the Registration Rights Agreement and the Securities have been duly authorized, executed (except for the Exchange Notes) and delivered (except for the Exchange Notes) by the HK Obligors;

                (iv) each of this Agreement, the Indenture, the Registration Rights Agreement and the Notes constitutes, and when executed and delivered in accordance with the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute, the valid and binding obligations of the applicable HK Obligors enforceable against the applicable HK Obligors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

                (v) the statements set forth under the heading "Certain Tax Considerations--Hong Kong" and "Enforceability of Civil Liabilities" in the Final Memorandum, insofar as such statements purport to summarize certain applicable Hong Kong law, constitute fair and correct summaries of such applicable law;

                (vi) the statements set forth under the headings "Risk Factors--Environmental, health and safety laws could impose material liability on us and our financial condition may be negatively affected if we are required to incur significant costs of compliance," "Risk Factors--Difficulties in enforcing judgments in foreign jurisdictions," "Description of Notes--Certain Bankruptcy Limitations," and "Business--Environmental Matters" in the Final Memorandum to the extent such statements relate to matters of Hong Kong law or regulation (as applicable) constitute fair and correct summaries of Hong Kong law or regulation and nothing has been omitted from such statements which would make the same misleading in any material respect;

                (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required under Hong Kong law in connection with the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Securities;

                (viii) neither the execution and delivery of the Indenture, this Agreement, the Registration Rights Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein expressly contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of any lien, charge or encumbrance (the particulars of which are registered against any HK Obligors at the Registrar of Companies in Hong Kong) upon any property or asset in Hong Kong of the HK Obligors pursuant to, (A) the memorandum and articles of association of such HK Obligor; or (B) any existing Hong Kong law, rule, regulation of any Hong Kong regulatory body, governmental body or other governmental authority having jurisdiction over such HK Obligor or any of its properties in Hong Kong;

                (ix) the choice of law provisions set forth in Section 15 hereof, the Indenture, the Registration Rights Agreement and in the Notes are legal, valid and binding under the laws of Hong Kong and such counsel currently knows of no reason why the courts of Hong Kong would not give effect to the choice of New York law as the proper law of this Agreement, the Indenture, the Registration Rights Agreement and the Notes except where the choice of law involves (i) laws which the Hong Kong courts consider procedural in nature; (ii) laws which are revenue or penal laws, (iii) laws the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Hong Kong or (iv) a choice that was not exercised in good faith by the parties to the agreements thereto; the HK Obligors have the legal capacity to sue and be sued in their own name under the laws of Hong Kong; the HK Obligors have the power to submit to the non-exclusive jurisdiction of the New York courts in the Indenture, the Registration Rights Agreement and the Notes under the laws of Hong Kong; the submission of the HK Obligors under New York law to the non-exclusive jurisdiction of the New York courts and the waivers by the HK Obligors of any immunity and any objection to the venue of the proceeding in a New York court in this Agreement, in the Indenture, in the Registration Rights Agreement and in the Notes are valid and binding under the laws of Hong Kong and such counsel knows of no reason why the courts of Hong Kong would not give effect to such submission and waivers;

                (x) other than as described in the Final Memorandum no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Hong Kong or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the HK Obligors of the Notes to the Initial Purchasers or the sale and delivery by the Initial Purchasers of the Notes as contemplated herein;

                (xi) other than as described in the Final Memorandum, under the existing laws and regulations of Hong Kong, all payments of principal, premium (if any) and interest on the Securities may be paid by the HK Obligor to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Hong Kong dollars) that may be freely transferred out of Hong Kong, and all such payments made to holders of the Securities who are non-residents of Hong Kong will not be subject to Hong Kong income, withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, duty withholding or deduction in Hong Kong and without the necessity of obtaining any governmental authorization in Hong Kong; and

                (xii) as there is no treaty or other arrangement providing for the reciprocal enforcement of judgments between Hong Kong and the United States including the State of New York, a judgment of any New York Court rendered in an action brought in such court to enforce the obligations of any HK Obligor under any Transaction Document may be enforced in Hong Kong by commencing an action in the Hong Kong courts on that judgment. The judgment of a New York Court in respect of any Transaction Document may form the basis of a cause of action and may, at the discretion of the Hong Kong courts, be enforceable in Hong Kong at common law if:

                       (A) it is for a definite sum of money (and not relating to taxes or penalties);

                       (B)  it is final and conclusive between the parties;

                       (C) bringing proceedings in the New York Court was not contrary to any agreement between the parties to the dispute;

                       (D) the New York Court is considered by the courts of Hong Kong as being of competent jurisdiction to grant the judgment;

                       (E) the New York Court judgment was not obtained by fraud or in breach of the rules of natural justice;

                       (F) enforcement of the New York Court judgment would not be contrary to in public policy in Hong Kong;

                       (G) the New York Court judgment was not obtained by proceedings which were contrary to natural justice; and

                       (H) the judgment is not consistent with a prior Hong Kong judgment or foreign judgment which is entitled to recognition in Hong Kong.

     The term "enforceable" as used above in relation to proceedings in a court in Hong Kong to enforce a judgment rendered by a New York Court does not mean that the judgment will necessarily be enforced in all circumstances in accordance with its terms.

          In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than Hong Kong, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Obligors and public officials and (C) make such assumptions, qualifications and reservations as are customary for Hong Kong legal opinions rendered in connection with transactions similar to that contemplated herein.

          References to the Final Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.

          (c) The Obligors shall have requested and caused King and Wood, China counsel for the Obligors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                (i) the statements "Business--Operations" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the China Lease, constitute fair summaries of such provisions or such applicable law;

                (ii) the China Lease is valid, subsisting and enforceable lease under PRC law; and

                (iii) the statements set forth under the headings "Enforcement of Civil Liabilities" "Risk Factors--Environmental, health and safety laws could impose material liability on us and our financial condition may be negatively affected if we are required to incur significant costs of compliance" and "Business--Environmental Matters" in the Final Memorandum to the extent such statements relate to matters of PRC law or regulation (as applicable) or to the provisions of documents therein described, are true and accurate in all material respects and nothing has been omitted from such statements which would make the same misleading in any material respect.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the PRC, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Obligors and public officials.

          References to the Final Memorandum in this Section 6(c) include any amendment or supplement thereto at the Closing Date.

          (d) The Obligors shall have requested and caused Maples & Calder, Cayman Islands counsel for the Obligors to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                (i) Each of the Obligors incorporated or organized under the laws of the Cayman Islands as applicable (the "Cayman Obligors") has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

                (ii) Each of the Cayman Obligors has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents and the Notes including (i) the issue and offer of the Notes pursuant to the Transaction Documents and (ii) the exchange of the Notes for the Exchange Notes.

                (iii) The execution and delivery of the Transaction Documents, the issue and offer of the Notes and the exchange of the Notes for the Exchange Notes by the Cayman Obligors and the performance of their obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Cayman Obligors or any law, public rule or regulation applicable to the Cayman Obligors in the Cayman Islands currently in force and do not conflict with or result in a breach of or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or any official body of the Cayman Islands.

                (iv) The execution, delivery and performance of the Transaction Documents has been authorised by and on behalf of the Cayman Obligors and, assuming the Transaction Documents have been executed and delivered by any director of such Cayman Obligor, the Transaction Documents have been duly executed and delivered on behalf of the Cayman Obligors and constitute the legal, valid and binding obligations of the Cayman Obligors enforceable in accordance with their terms.

                (v) The Notes and the Exchange Notes have been duly authorised by the Cayman Obligors. When the Notes are signed in facsimile or manually by a director on behalf of the Cayman Obligors and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Cayman Obligors enforceable in accordance with their respective terms. When the Exchange Notes are signed in facsimile or manually by a director on behalf of the Cayman Obligors and, if appropriate, authenticated in the manner set forth in the Indenture will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Cayman Obligors enforceable in accordance with their respective terms.

                (vi) No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

                       (A) the issue of the Preliminary Memorandum or the Final Memorandum;

                       (B) the execution, creation or delivery of the Transaction Documents by the Cayman Obligors of their obligations thereunder;

                       (C) subject to the payment of stamp duty, the enforcement of the Transaction Documents against the Company;

                       (D) the offering, execution, authentication, allotment, issue, delivery or exchange of the Notes or the Exchange Notes;

                       (E) the performance by the Company of its obligations under the Notes or the Exchange Notes and the Transaction Documents;

                       (F) the listing of the Notes and the Exchange Notes on the SGX-ST;

                       (G) the filing of a registration statement with the United States Securities Exchange Commission in relation to the Exchange Notes and the exchange of the Notes for the Exchange Notes; or

                       (H) the payment of the principal and interest and any other amounts under the Notes and the Exchange Notes.

                (vii) No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

                       (A) the execution or delivery of the Transaction Documents or the Notes or the Exchange Notes;

                       (B) the enforcement of the Transaction Documents, the Notes or the Exchange Notes;

                       (C) the exchange of the Notes for the Exchange Notes by the Cayman Obligors;

                       (D) payments made under, or pursuant to, the Transaction Documents; or

                       (E)  the issue, transfer or redemption of the Notes.

                (viii) The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

                (ix) The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents, the Notes and the Exchange Notes. The submission to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in New York City and the waiver by the Cayman Obligors of any objection to venue of proceedings in the relevant Transaction Documents, and the appointment of an agent to accept service of process in such jurisdiction, is legal, valid and binding on the Cayman Obligors.

                (x) On a winding up of the Cayman Obligors claims in respect of the Notes and the Exchange Notes, as the case may be, and the associated receipts and coupons will rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Cayman Obligors, except for those obligations of the Cayman Obligors which are mandatorily preferred by law.

                (xi) Based solely on their inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from 7 November 2003 there were no actions or petitions pending against the Cayman Obligors in the courts of the Cayman Islands as at close of business in the Cayman Islands on January 23, 2004.

                (xii) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

                       (A)  is given by a competent foreign court;

                       (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

                       (C)  is final;

                       (D)  is not in respect of taxes, a fine or a penalty; and

                       (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

                (xiii) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes or the Exchange Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

                (xiv) Subject to the terms of the Indenture, the Notes and the Exchange Notes, each registered holder of the Notes and the Exchange Notes (when issued) shall be entitled to seek enforcement of its rights as registered holder of the Notes or the Exchange Notes, as the case may be, in a direct action or proceeding against the Company, assuming this to be the case under New York law.

                (xv) The statements made in the Final Memorandum under the heading "Certain Tax Considerations Cayman Islands", "Enforcement of Civil Liabilities" and "Description of ASAT Holdings Organizational Documents" are correct in so far as such statements are summaries of or relate to Cayman Islands law.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Cayman Islands, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Obligors and public officials.

          References to the Final Memorandum in this Section 6(d) include any amendment or supplement thereto at the Closing Date.

          (e) The Representatives shall have received from Skadden Arps Slate Meagher & Flom LLP, United States counsel to the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Obligors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Obligors shall have furnished to the Representatives a certificate of Holdings, signed by (x) the Chairman of the Board, the President or the Chief Executive Officer and (y) the principal financial or accounting officer of Holdings, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                (i) the representations and warranties of the Obligors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Obligors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                (ii) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution
          Time), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Obligors, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) At the Execution Time, the Obligors shall have requested and caused PricewaterhouseCoopers ("PWC") to furnish to the Representatives a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives substantially to the effect that:

                (i) They are independent certified public accountants with respect to Holdings within the meaning of the Act and the applicable rules and regulations adopted by the Commission pursuant thereto (the "Rules").

                (ii) The Holdings' officials have advised PWC that the financial statements included in the Final Memorandum are prepared in accordance with Regulation S-X of the Rules. In their opinion, the consolidated financial statements audited by them and included in the Final Memorandum comply as to form in all material respect with the applicable section of Regulation S-X.

                (iii) They have not audited any financial statements of Holdings as of any date or for any period subsequent to April 30, 2003; although they have conducted an audit for the year ended April 30, 2003, the purpose (and therefore the scope) of the audit was to enable PWC to express an opinion on the consolidated financial statements as of April 30, 2003 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of October 31, 2003 and the unaudited condensed consolidated statements of income and of cash flows for the three- and six-month periods ended October 31, 2003 and 2002 included in the Final Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to April 30, 2003.

                (iv) For purposes of the comfort letter they have read the fiscal year 2004 minutes of the meetings of the stockholders of Holdings and the Board of Directors of Holdings as set forth in the minute books through January 11, 2004, officials of Holdings having advised PWC that the minutes of all such meetings through that date were set forth therein (except for the minutes of the Board of Directors on December 16, 2003 which were not approved in final form, for which draft minutes were provided to PWC; officials of Holdings have represented that such draft include all substantive actions taken at such meeting); they have carried out other procedures to January 12, 2004 (PWC's work did not extend to the period from January 12, 2004 to January 16, 2004, inclusive), as follows:

                       (A) With respect to the three- and six-month periods ended October 31, 2003, they have performed the procedures (completed on December 15, 2003) specified by SAS No. 100, "Interim Financial Information" ("SAS 100"), on the unaudited condensed consolidated balance sheet as of October 31, 2003 and the unaudited condensed consolidated statements of income and cash flows for the three- and six-month periods ended October 31, 2003 included in the Final Memorandum. With respect to the three- and six-month periods ended October 31, 2002, they have performed the procedures (completed on December 16, 2002) specified by SAS No. 71, "Interim Financial Information" ("SAS 71"), on the unaudited condensed consolidated statements of income and cash flows for the three- and six-month periods ended October 31, 2003 included in the Final Memorandum.

                       (B) With respect to the period from November 1, 2003 to November 30, 2003, PWC has:

                            (I) read the unaudited consolidated financial data of Holdings from November 1, 2003 to November 30, of both 2003 and 2002, furnished to PWC by Holdings, officials of Holdings having advised them that no such financial data as of any date or for any period subsequent to November 30, 2003 were available; and

                            (II) inquired of certain officials of Holdings who have responsibility for financial and accounting matters whether the unaudited financial data referred to in (g)(iv)(B)(I) are stated on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum.

                            The procedures as mentioned above did not constitute an audit conducted in accordance with generally accepted auditing standards. Also, those procedures would not necessarily reveal matters of significance with respect to the comments in (g)(v) below. Accordingly, PWC made no representations regarding the sufficiency of those procedures for the purposes of the Representatives.

                (v) Nothing came to PWC's attention as a result of the foregoing procedures, however, that caused them to believe that:

                       (A) any material modifications should be made to the unaudited condensed consolidated financial information described in (g)(iv)(A) for them to be in conformity with generally accepted accounting principles; or

                       (B) (i) at November 30, 2003, there were any changes in capital stock, increases in long-term debt or any decrease in consolidated current assets or stockholders' equity of Holdings and its consolidated subsidiaries as compared with amounts shown on the October 31, 2003 unaudited condensed consolidated balance sheet prepared in accordance with accounting principles generally accepted in the United States, included in the Final Memorandum, or
                            (ii) for the period from November 1, 2003 to November 30, 2003, there were any decreases, as compared to the corresponding period in the preceding year, in net sales, income from operations or net income, except in all instances for increases or decreases that the Final Memorandum discloses as having occurred or may occur and except that 687,555 stock options with a weighted average exercise price of US$1.44 per ADS were exercised by certain employees of Holdings from November 1, 2003 to November 30, 2003, resulting in an increase in common stock to Holdings by approximately US$34,000 and additional paid in capital by US$933,000.

                (vi) As mentioned (g)(iv)(B), Holdings' officials have advised them that no consolidated balance sheet and income statement data as of any date or for any period subsequent to November 30, 2003 are available; accordingly, the procedures carried out by PWC with respect to changes in financial statement items after November 30, 2003 have, of necessity, been even more limited than those with respect to the periods referred to in (g)(iv). They have inquired of certain officials of Holdings who have responsibility for financial and accounting matters whether (i) at January 11, 2004 there was any change in the capital stock, increases in long-term debt or decrease in stockholders' equity of Holdings as compared with amounts shown on the October 31, 2003 unaudited condensed consolidated balance sheet included in the Final Memorandum or (ii) for the period from November 1, 2003 to January 11, 2004, there were any decreases, as compared with the corresponding period in the preceding year, in net sales. On the basis of these inquiries and their reading of the minutes as described in (g)(iv), nothing came to their attention that caused them to believe that there was any such increase or decrease, except in all instances that the Final Memorandum discloses as having occurred or may occur and except that in addition to that disclosed in (g)(v)(B), 510,958 stock options with a weighted average exercise price of US$1.19 per ADS were exercised by certain employees of Holdings from December 1, 2003 to January 11, 2004, resulting in an increase in common stock to Holdings by approximately US$26,000 and additional paid-in capital by US$567,000.

                (vii) They have compared certain specified dollar amounts or percentages derived from such dollar amounts and other financial information contained in the Final Memorandum as specifically identified by the Representatives (in each case to the extent such dollar amounts, percentages and other financial information are derived from the general accounting records of Holdings and its subsidiaries subject to the internal controls of Holdings accounting system or are derived directly from such records by analysis or computation) with the results obtained from such inquiries, a reading of such general accounting records and other proceedings specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (h) The Representatives shall have received a letter, dated the Closing Date of PWC which meets the requirements of Section 6(g), except that the specified date referred to in such section will be a date not more than 5 days prior to the Closing Date for the purposes of this Section 6(h).

          (i) At the Execution Time, the Obligors shall have requested and caused Deloitte Touche Tohmatsu to furnish to the Representatives a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives to the effect that:

                (i) They were independent certified public accountants with respect to Holdings for the years ended April 30, 2000 and 1999 under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

                (ii) They have not audited any financial statements of Holdings as of any date or for any period subsequent to April 30, 2000; although they have conducted an audit for the year ended April 30, 2000, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the consolidated financial statements as of April 30, 2000, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, they are unable to express and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to April 30, 2000, for the Holdings.

                (iii) They have compared specified dollar amounts for percentages derived from such dollar amounts and other financial information contained in the Final Memorandum (in each case to the extent such dollar amounts, percentages and other financial information are derived from the general accounting records of Holdings and its subsidiaries subject to the internal controls of Holdings accounting system or are derived directly from such records by analysis or computation) with the results obtained from such inquiries, a reading of such general accounting records and other proceedings specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of Holdings and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Date), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Date).

          (k) The Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Notes shall be eligible for clearance and settlement through The Depository Trust Company.

          (l)   The Obligors shall have applied to list the Notes on the SGX-ST.

          (m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Obligors' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (n) The Obligors and the Trustee shall have executed the Indenture and the Initial Purchasers shall have received an executed original thereof on the Closing Date.

          (o) The Obligors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an executed original thereof on the Closing Date,

          (p) The Obligors shall have (i) irrevocably deposited or caused to be deposited with the trustee of the Old Notes, in trust, for the benefit of the holders of the Old Notes cash, U.S. Government Obligations (as defined in the Old Notes Indenture) or a combination of both in an amount specified in the Old Notes Indenture and in accordance with Sections 8.4(1)(a) and 8.5 of the Old Notes Indenture, (ii) received an opinion of counsel and delivered it to the Trustee under the Old Notes Indenture as required by Sections 8.4(1)(c) and 8.4(1)(g) of the Old Notes Indenture; (iii) received an opinion or other confirmation from a nationally-recognized firm of independent accountants as required by Section 8.4(1)(a) of the Old Notes Indenture, (iv) delivered to the Trustee under the Old Notes Indenture an officers' certificate as required by
Section 8.4(1)(g) of the Old Notes Indenture; (v) satisfied all of the other relevant conditions applicable to a Covenant Defeasance (as defined in the Old Notes Indenture) of the Old Notes as set forth in Sections 8.3, 8.4 and 8.5 of the Old Notes Indenture and (vi) irrevocably issued and given or caused to be given a notice of redemption to redeem all of the Old Notes then outstanding on the date 30 days following the Closing Date, all to the satisfaction of the Representatives.

          (q) The Representatives shall have received a copy of the election properly filed by or on behalf of the Issuer with the U.S. Internal Revenue Service for the Issuer to be classified as a "disregarded entity" for U.S. federal income tax purposes.

          (r) Prior to the Closing Date, the Obligors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Obligors in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Hong Kong and Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Obligors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Obligors will reimburse the Initial Purchasers severally through Citigroup on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel and excluding any fees of Citigroup for advisory services rendered in the offer and sale of the Notes) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          8. Indemnification and Contribution. (a) Each of the Obligors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Obligors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Obligors by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Obligors may otherwise have.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Obligors, each of their respective directors, officers, and each person who controls any Obligor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Obligors to each Initial Purchaser, but only in reliance and in conformity with written information relating to such Initial Purchaser furnished to the Obligors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. Each Obligor acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Notes, (ii) paragraph 15 following the table of contents and (iii), under the heading "Plan of Distribution," paragraphs 11 and 14; the first sentence of the paragraph 1, the first sentence in paragraph 3, and the eighth sentence of paragraph 10 in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

          (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or if the indemnifying party has been materially prejudiced by such failure and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Obligors and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action (collectively "Losses") to which the Obligors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Obligors on the one hand and by the Initial Purchasers on the other from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Obligors and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Obligors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Obligors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Obligors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Obligors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Obligors within the meaning of either the Act or the Exchange Act and each officer and director of the Obligors shall have the same rights to contribution as an Obligor, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Obligors. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall reasonably determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Obligors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Notes, if at any time prior to such time (i)
(a) trading in Holdings' American Depositary Shares shall have been suspended by the Commission or (b) Holdings' American Depositary Shares traded on the Nasdaq National Market (including the Nasdaq SmallCap Market) or trading in securities generally on the New York Stock Exchange, the Nasdaq National Market (including the Nasdaq SmallCap Market) shall have been suspended or limited or minimum prices shall have been established on any of such exchange or the Nasdaq National Market (including the Nasdaq SmallCap Market); (ii) a banking moratorium shall have been declared either by U.S. federal or New York State or Hong Kong or Cayman Islands authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Obligors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Obligors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.:
+1-212-816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Obligors, will be mailed, delivered or telefaxed to +1-852-2407-4056 and confirmed to it at c/o ASAT Holdings Limited, 14/th/ Floor, QPL Industrial Building, 138 Texaco Road, Tsuen Wan, New Territories, Hong Kong, attention of the Legal Department.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successor, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14. Jurisdiction. Each of the Obligors agree that any suit, action or proceeding against an Obligor brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of Obligors hereby appoints CT Corporation System as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Obligors hereby represents and warrants, jointly and severally, that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of Obligors agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Obligors. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Cayman Islands or Hong Kong. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency"), including by use of the symbol "$" is of the essence. To the fullest extent permitted by law, the obligation of the Obligors or the Initial Purchasers, as the case may be, in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Obligors or the Initial Purchasers, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the Obligors or the Initial Purchasers, as the case may be, will return such excess amount, in the relevant currency, to the party that paid such amounts. Any obligation of the Obligors or the Initial Purchasers, as the case may be, not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          17. Waiver of Immunity. To the extent that an Obligor or an Initial Purchaser has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Obligors or such Initial Purchaser, as the case may be, hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          18. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Notes and the Obligors (and their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Notes relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Citigroup" shall mean Citigroup Global Markets Limited.

          "Commission" shall mean the Securities and Exchange Commission of the United States.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Old Notes" shall mean the 12 1/2% Senior Notes due 2006 issued by ASAT (Finance) LLC and guaranteed by Holdings and certain of its subsidiaries referred to in the Old Notes Indenture.

          "Old Notes Indenture" shall mean the Indenture dated October 29, 1999 by and among U.S. Bank National Association (as successor JPMorgan Chase Bank), as trustee, ASAT (Finance) LLC, as issuer and guaranteed by Holdings and certain of its subsidiaries named therein relating to the issuance of 12 1/2% Senior Notes due 2006.

          "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          22. Obligations of Holdings. Notwithstanding anything herein to the contrary, Holdings shall have no obligations under this Agreement to the extent
(i) it is not permitted to have such obligations under Section 4.20 of the Old Notes Indenture and (ii) such Section 4.20 of the Old Notes Indenture then remains in effect.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among each of the Obligors and the several Initial Purchasers.

                                        Very truly yours,

                                        New ASAT (Finance) Limited


                                        By:   /s/ Harry R. Rozakis
                                            ------------------------------------
                                            Name:  Harry R. Rozakis
                                            Title: Director

                                        ASAT Holdings Limited


                                        By:   /s/ Harry R. Rozakis
                                            ------------------------------------
                                            Name:  Harry R. Rozakis
                                            Title: Chief Executive Officer

                                        ASAT Limited

The COMMON SEAL of ASAT LIMITED      )
was hereunto affixed in the          )
presence of:                         )
                                     )         /s/ George Shaw
                                     )  ----------------------------------------
                                     )  Name:  George Shaw
                                     )  Title: Director

                                        Timerson Limited

The COMMON SEAL of TIMERSON          )
LIMITED was hereunto affixed in the  )
presence of:                         )
                                     )        /s/ George Shaw
                                     )  ----------------------------------------
                                     )  Name:  George Shaw
                                     )  Title: Director
                                     )
                                     )
                                     )
                                     )        /s/ Harry R. Rozakis
                                     )  ----------------------------------------
                                     )  Name:  Harry R. Rozakis
                                     )  Title: Director

                                        ASAT, Inc.


                                        By:   /s/ Harry R. Rozakis
                                            ------------------------------------
                                            Name:  Harry R. Rozakis
                                            Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Limited


By:   /s/ Adrian Khoo
    ------------------------------------
    Name:  Adrian Khoo
    Title: Director

For itself and the other several Initial
Purchasers named in Schedule I to the
foregoing Agreement.

                                   SCHEDULE I

                                                            Principal Amount of
                                                                   Notes
Initial Purchaser                                              to be Purchased
---------------------------------------------------------   --------------------
Citigroup Global Markets Limited.........................   U.S.$ 150,000,000.00
   Total.................................................   U.S.$ 150,000,000.00
                                                            ====================

                                   SCHEDULE II

                        Guarantors as of the Closing Date

ASAT, Inc.

ASAT Holdings Limited/(1)/

ASAT Limited

Timerson Limited

----------
/(1)/ Notwithstanding anything herein to the contrary, Holdings shall have no obligations under the Indenture or as a Guarantor to the extent (i) it is not permitted to have such obligations under Section 4.20 of the Old Notes Indenture and (ii) such Section 4.20 of such Old Notes Indenture then remains in effect.

                                     ANNEX A

             Subsidiaries of ASAT Holdings Limited and ASAT Limited

ASAT, Inc.

ASAT, S.A.

ASAT (Cayman) Limited

ASAT (Finance) LLC

ASAT GmbH

ASAT Korea Limited

ASAT Limited

ASAT (Singapore) Pte. Ltd.

New ASAT (Finance) Limited

Newhaven Holdings Limited

RBR Trading Holding B.V.

RBR Trading Holding (Curacao) N.V.

Timerson Limited

                                    EXHIBIT A

                      Form of Registration Rights Agreement